UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2006
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 22, 2006, the Company completed a private placement of $50.0 million trust preferred securities. The trust preferred securities were issued by a newly formed, wholly owned subsidiary formed as a Delaware statutory trust, CapitalSource Trust Preferred Securities 2006-1. The trust preferred securities bear interest at a fixed rate equal to 6.964% per annum through the interest payment date in April 2011 and thereafter at a floating interest rate equal to 90-day LIBOR plus 195 basis points, resetting quarterly. The trust preferred securities mature on April 30, 2036 and may be called at par by the Company any time after April 30, 2011. Copies of the material agreements are expected to be filed as exhibits to the Company’s Quarterly Report on Form 10-Q when filed in the second quarter of 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 28, 2006	/s/ Steven A. Museles

Steven A. Museles
Senior Vice President, Chief
Legal Officer and Secretary